Exhibit 99.1

For Immediate Release – March 3, 2009

POLARIS ACQUISITION CORP. ANNOUNCES NEW DATE FOR SPECIAL MEETING OF STOCKHOLDERS

New York, New York – March 3, 2009 – Polaris Acquisition Corp. (“Polaris”) (NYSE Alternext: TKP), today announced that it is postponing the previously announced special meeting scheduled for March 5, 2009 at which its stockholders were to have considered and voted on the proposal to approve the merger between Polaris and Hughes Telematics, Inc. (“Hughes”), pursuant to the amended and restated agreement and plan of merger dated November 10, 2008. The special meeting will be postponed until 10:00 a.m. on Wednesday, March 25, 2009 at its original location. The record date for the special meeting remains February 6, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

Additionally, Polaris announced that it has been advised by Hughes that Hughes is in final discussions with third parties regarding a transaction that will provide funds for working capital purposes and to support the shareholder vote at the meeting. Any such definitive transaction will be announced in advance of the new meeting date.

For more information on the merger, visit www.htipolaris.com.

About Polaris Acquisition Corp.
Polaris Acquisition Corp. is a special-purpose acquisition company formed for the purpose of acquiring a growing subscription-based business or assets. Polaris went public on January 17, 2008 and trades on the NYSE Alternext under the ticker “TKP.U”.

For more information, visit www.polarisacq.com.

About Hughes Telematics Inc.
Hughes Telematics, Inc. is an Atlanta-based automotive technology solutions company that provides consumers with an extensive line of in-vehicle telematics. Hughes Telematics is majority-owned by Apollo management, a leading private equity firm, which also manages various enterprises in the telecommunications sector including Hughes Network Systems, LLC, a service provider to Hughes Telematics. Hughes Telematics’ existing assets also include wholly owned subsidiary Networkfleet, Inc. The San Diego, CA-based company is a leader in remote vehicle diagnostics, and offers an integrated GPS tracking and diagnostic monitoring system for wireless vehicle management.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Polaris that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that the NYSE Alternext may delist Polaris’ securities for failure to comply with any NYSE Alternext listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Polaris and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of Polaris and Hughes; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that Polaris may be adversely affected by other economic, business, and/or competitive factors. Polaris cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris’ most recent filings with the Securities and Exchange Commission (“SEC”). Polaris is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Important Additional Information Regarding the Merger.

In connection with the proposed merger, on February 12, 2009, Polaris filed a definitive proxy statement with the SEC. Investors and security holders are advised to read the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by Polaris at the SEC website at http://www.sec.gov. In connection with the special meeting of Polaris stockholders to approve the adoption of the Merger Agreement, Polaris has mailed copies of the definitive proxy statement to Polaris stockholders who are entitled to attend and vote at the special meeting.

Before making any voting or investment decisions with respect to the proposed merger or any of the other matters with respect to which Polaris stockholders will be asked to vote pursuant to the proxy statement, Polaris stockholders are urged to read the definitive proxy statement, any supplement thereto, and other documents filed by Polaris when they become available.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger have been set forth in the definitive proxy statement. You can find information about Polaris’s executive officers and directors in its Prospectus, definitive proxy statement, Current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Contacts
Erica Bartsch
Sloane & Company Public Relations
(212) 486-9500

Robert Lewis
Hughes Telematics Inc.
(770) 391-6400

Jerry Stone
Polaris Acquisition Corp.
(800) 705-6045 Ext 304